UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 18, 2008
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On March 18, 2008, Michael Baker Corporation (the “Company”) notified the American Stock Exchange (“Amex”) that the Company was not able to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2007, which was due on March 17, 2008. The Company received a notice dated March 18, 2008 from Amex advising that the Company is not in compliance with sections 134 and 1101 of the Amex Company Guide for failing to timely file such Form 10-K. The compliance letter gives the Company until April 1, 2008, to submit a plan of action to Amex to bring the Company into timely compliance with the Amex requirements by no later than June 16, 2008. The Company intends to file such plan on or before April 1, 2008. A copy of the press release issued by the Company announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press release dated March 21, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ Craig O. Stuver
Acting Chief Financial Officer
Date: March 21, 2008

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated March 21, 2008.	Filed herewith.